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                                                                    EXHIBIT 8.1


                            [Letterhead of King & Spalding]


                                     July 12, 1996


International Airline Support Group, Inc.
8095 N.W. 64th Street
Miami, Florida 33166

       Re: Federal Income Tax Considerations of the Proposed Financial Restructuring of International Airline Support Group, Inc.
            -----------------------------------------------------------

Ladies and Gentlemen:

     We have acted as tax counsel to International Airline Support Group, Inc. (the "Company") in connection with the proposed financial restructuring (the "Restructuring") of the Company as described in that certain Proxy Statement/ Prospectus (the "Proxy Statement") filed with the Securities and Exchange Commission on July 12, 1996. You have requested our opinion, in our capacity as tax counsel to the Company, with respect to the accuracy of the discussion included in the Proxy Statement under the heading "Certain Federal Income Tax Considerations."

     We understand that our opinion will be attached as an Exhibit to the Proxy Statement, and will also be referred to in the Proxy Statement under the caption "Certain Federal Income Tax Considerations." We hereby consent to such use of our opinion.

     All capitalized terms used herein without definition shall have the same meaning as in the Proxy Statement.

                              INFORMATION RELIED ON

     In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Proxy Statement. In our examination of documents, we have assumed, with your consent, that all documents submitted to us as photocopies or telecopies faithfully reproduce the originals thereof, that all such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. We also have obtained such

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International Airline Support Group, Inc.
July 12, 1996
Page 2



additional information and representations as we have deemed relevant and necessary through consultation with various representatives of the Company.

                                     OPINION

     Based upon and subject to the foregoing, it is our opinion that the discussion contained in that portion of the Proxy Statement under the caption "Certain Federal Income Tax Considerations" accurately describes the material United States federal income tax considerations that are likely to be relevant to a holder of Convertible Debentures.

                                    *    *   *

     The opinion expressed herein is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. In addition, our opinion is based solely on the documents that we have examined and the additional information that we have obtained.
Our opinion cannot be relied upon if any of the material facts contained in such documents or in any such additional information are, or later become, inaccurate. Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address herein, nor have we addressed herein, any other tax consequences relating to the Restructuring.


                                       Very truly yours,

                                       KING & SPALDING